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Exhibit 10.35

SECOND AMENDMENT
TO
HUNTSMAN SUPPLEMENTAL SAVINGS PLAN

        This Second Amendment to the HUNTSMAN SUPPLEMENTAL SAVINGS PLAN (the "Plan") is entered into this 7th day of November 2007.

        WHEREAS, the parties restated the Plan effective July 1, 2005 and amended the Plan by a First Amendment dated November 10, 2006; and

        WHEREAS, the parties desire to make an additional change in the Plan in compliance with the final regulations under Section 409A of the Internal Revenue Code and the transitional relief thereunder.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     Effective July 1, 2007, a new paragraph is added at the end of Article VI of the Plan, reading as follows:

          The provisions of this Article VI providing for the distribution of the accounts of a Member to the Member (or a Beneficiary of the Member) upon a change of Control shall not apply with respect to the accounts of a Member who elects in writing in a manner prescribed by the Plan Administrator prior to January 1, 2008 not to have the provisions of this Article VI apply to the benefits of such member under this Plan; provided the Change of Control occurs on or after January 1, 2008.

        2.     The provisions of this Second Amendment shall supersede the terms of the Plan to the extent those terms are inconsistent with this First Amendment.

        DATED the day and year first above written.

HUNTSMAN INTERNATIONAL LLC
By:	/s/ WADE ROGERS Signature
Wade Rogers Type or print name

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SECOND AMENDMENT TO HUNTSMAN SUPPLEMENTAL SAVINGS PLAN